UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2011

WESTMORELAND COAL COMPANY
 (Exact name of registrant as specified in its charter)

Delaware	001-11155	23-1128670
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 North Cascade Avenue, 2nd Floor, Colorado Springs, CO	80903
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (719) 442-2600

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 4, 2011 (the “Closing Date”), Westmoreland Coal Company (the “Company”) and Westmoreland Partners (“Partners”) completed the issuance of $150.0 million in aggregate principal amount of its 10.750% Senior Secured Notes due 2018 (the “Notes”). The Notes, which sold with original issue discount of 5.0%, were issued pursuant to an indenture, dated as of the Closing Date (the “Indenture”), by and between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes were offered and sold inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933 (the “Securities Act”) and to persons outside the United States in reliance on Regulation S under the Securities Act.

Maturity; Interest

The Notes mature on February 1, 2018, with interest accruing from the Closing Date, and payable semiannually, on February 1 and August 1 of each year, commencing August 1, 2011. The Notes are the Company’s senior secured obligations, rank equally in right of payment with all of the Company’s existing and future senior obligations, and rank senior to all of the Company’s existing and future indebtedness that is expressly subordinated to the Notes.

Redemption; Repurchase

The Company may redeem all or part of the Notes beginning on February 1, 2015 at the redemption prices set forth in the Indenture. In addition, at any time prior to February 1, 2015, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the net cash proceeds of certain equity offerings at a redemption price equal to 110.75% of the principal amount of the Notes to be redeemed, together with accrued and unpaid interest, if any, to the redemption date, subject to certain conditions. If the Company sells certain of its assets, has excess cash flow that exceeds $1.0 million after the completion of any fiscal year, experiences certain events of loss or experiences specific kinds of changes of control, the Company must offer to repurchase certain of the Notes in accordance with the terms of such requirement in the Indenture.

Guarantee; Security

As of the Closing Date, the Notes were fully and unconditionally guaranteed by Westmoreland Energy LLC and Westmoreland Resources, Inc. and their respective subsidiaries (other than Absaloka Coal, LLC), and by certain other subsidiaries. The Notes will not be guaranteed by Westmoreland Mining, LLC or any of its subsidiaries.

The Notes and the guarantees are secured by (i) first-priority liens on substantially all of the Company’s, Partners’, the guarantor parties’ and Absaloka Coal, LLC’s assets, (ii) a first-priority lien on certain amounts paid by Westmoreland Mining, LLC to the Company and (iii) a first-priority lien on the equity of Westmoreland Risk Management Ltd., subject in each case to permitted liens and certain exclusions. Subject to certain conditions, we will have the ability to enter into a new revolving credit facility. If we do so, that revolving credit facility will be secured by a first-priority lien on the Company’s, Partners’, the guarantor parties’ and Absaloka Coal, LLC’s inventory, accounts receivable and proceeds thereof, and the Notes will then be secured by a second-priority lien on that collateral.

Restrictions

The Indenture restricts the Company’s and its restricted subsidiaries’ ability to, among other things, (i) incur or guarantee additional indebtedness or issue preferred stock; (ii) pay dividends on, or make other distributions in respect of, their capital stock; (iii) purchase or redeem capital stock or subordinated indebtedness; (iv) make investments; (v) create certain liens or use assets as security; (vi) enter into agreements restricting the ability of any restricted subsidiary to pay dividends, make loans, or transfer assets to the Company or other restricted subsidiaries; (vii) sell assets, including capital stock of subsidiaries; (viii) engage in transactions with affiliates; and (ix) consolidate or merge with or into other companies or transfer all or substantially all of their assets.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company entered into a Registration Rights Agreement (the “Registration Rights Agreement”), dated as of the Closing Date. Among other things, the Registration Rights Agreement requires the Company to use its commercially reasonable efforts to have an exchange offer registration statement declared effective by the Securities and Exchange Commission (the “SEC”) within 210 days of the Closing Date, and to use its commercially reasonable efforts to consummate an offer to exchange the Notes for a new issue of debt securities registered under the Securities Act within 255 days after the date of the initial issuance of the Notes. If the Company fails to satisfy its registration obligations under the Registration Rights Agreement, it will be required to pay additional interest to the holders of the Notes.

Notes Security Agreement

Concurrently with the execution of the Indenture, the Company entered into a security agreement (the “Security Agreement”) in favor of Wells Fargo Bank, National Association, as collateral agent under the Indenture, to secure the payment of the Notes. Under the Security Agreement, the Company granted a security interest in the collateral described therein and the proceeds thereof now owned or thereafter acquired by the Company.

The above description of the Indenture, the Notes, the Registration Rights Agreement and the Security Agreement is qualified in its entirety by reference to the terms of those documents, which are attached to this current report on Form 8-K as exhibits 4.1, 4.2, 4.3, and 4.4, respectively, and incorporated herein by reference.

Item 1.02. Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the issuance and sale of the Notes described above in Item 1.01, the Company repaid all of its borrowings under the Second Amended and Restated Loan Agreement, dated 2/11/2008, among Partners and The Prudential Insurance Company of America, which debt had been fully secured by the Roanoke Valley Energy Facility. In order to retire such debt prior to maturity, Partners paid an early termination fee of approximately $9.0 million. Upon full payment of such indebtedness and the early termination fee, all agreements relating thereto were terminated.

In addition, on the Closing Date, in connection with the issuance and sale of the Notes described above in Item 1.01, the Company repaid all of its borrowings under the Senior Secured Convertible Note Purchase Agreement dated March 4, 2008 among the Company and Tontine Partners, LP and Tontine Capital Partners, LP. Pursuant to an amendment to the Convertible Note Purchase Agreement, which was filed as Exhibit 99.1 to the Current Report on Form 10-K filed on January 13, 2011, Tontine converted $15,962,541 in principal amount of the senior secured convertible notes into common stock of the Company at a conversion price of $8.50 per share on the Closing Date. This conversion, coupled with the cash payment made on the Closing Date, resulted in full satisfaction of these senior secured convertible notes.

Lastly, on the Closing Date, in connection with the issuance and sale of the Notes described above in Item 1.01, the Company repaid all of its term and revolving debt under the Business Loan Agreement dated 10/29/2007, between Westmoreland Resources Inc. and First Interstate Bank, as amended, which debt had been fully secured by the assets at the Absaloka Mine. Upon the repayment of such debt, the Business Loan Agreement and all other agreements related thereto, including all security and collateral agreements, were terminated.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 above is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors

Effective February 4, 2011, the board seats of Mr. William Stern and Mr. Frank Vicino, the Company’s preferred directors, were terminated due to the operative language in Section 4(b) of the Designation of the Series A Convertible Exchangeable Preferred Stock (the “Preferred Stock”). The holders of the Preferred Stock became entitled to two board seats upon the failure of the Company to declare and pay in full dividends across six quarterly dividend payment periods. As the Company set aside for payment all accrued and unpaid dividends due and owing on the Preferred Stock on February 4th, the two director seats automatically terminated.

(e) Change in Chief Financial Officer Compensation

Mr. Kevin Paprzycki was appointed Treasurer in mid-2010 in addition to his role as Chief Financial Officer. As Mr. Paprzycki has increased his responsibilities and role in the Company, the Compensation and Benefits Committee awarded Mr. Paprzycki, effective February 4, 2011, a base salary increase to $245,000.

Item 8.01. Other Information.

On the Closing Date, the Company issued a press release announcing the completion of the issuance and sale of the Notes. The proceeds from the sale of the Notes will be used to pay all accrued and unpaid dividends on the Company’s Series A preferred stock and to repay certain indebtedness. The Company intends to use the remaining net proceeds from the offering of the Notes for ongoing working capital and other general corporate purposes.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description
4.1	Indenture, dated as of February 4, 2011, by and between Westmoreland Coal Company, Westmoreland Partners and Wells Fargo Bank, National Association, as trustee and note collateral agent.
4.2	Form of 10.75% Senior Notes due 2018 (included as Exhibit A in Exhibit 4.1).
4.3	Registration Rights Agreement, dated February 4, 2011, by and among Westmoreland Coal Company and Westmoreland Partners and Gleacher & Company Securities, Inc., as initial purchaser.
4.4	Pledge and Security Agreement dated as of February 4, 2011, by Westmoreland Coal Company and Westmoreland Partners in favor of Wells Fargo Bank, National Association, as note collateral agent.
99.1	Press Release dated February 4, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTMORELAND COAL COMPANY

Date: February 10, 2011	By:	/s/ Kevin A. Paprzycki

Kevin A. Paprzycki Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of February 4, 2011, by and between Westmoreland Coal Company, Westmoreland Partners and Wells Fargo Bank, National Association, as trustee and note collateral agent.
4.2	Form of 10.75% Senior Notes due 2018 (included as Exhibit A in Exhibit 4.1).
4.3	Registration Rights Agreement, dated February 4, 2011, by and among Westmoreland Coal Company and Westmoreland Partners and Gleacher & Company Securities, Inc., as initial purchaser.
4.4	Pledge and Security Agreement dated as of February 4, 2011, by Westmoreland Coal Company and Westmoreland Partners in favor of Wells Fargo Bank, National Association, as note collateral agent.
99.1	Press Release dated February 4, 2011